UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 11, 2007

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Current Report on Form 8-K dated October 15, 2007, following its Audit Committee-led accounting investigation concluded in fiscal 2006 and restatement process relative to fiscal 2005 and prior period financial statements, CSK Auto Corporation became current in its financial reporting on October 12, 2007. In the absence of current financial statements earlier in the year, the Board of Directors (the "Board") had previously determined to defer establishment of financial targets for bonus plan purposes (and therefore, had deferred establishment of a bonus plan) for its general and administrative staff (excluding our Chief Executive Officer, Mr. Mondry, whose bonus arrangements for fiscal 2007 are addressed in his employment agreement). On November 11, 2007, the Compensation Committee (the "Committee") of the Board of CSK Auto, Inc.(the "Company") adopted the 2007 General and Administrative Staff Incentive Plan (the "Bonus Plan") to afford eligible associates and officers the opportunity to be rewarded for their efforts during the 2007 fiscal year. The Bonus Plan is intended to assist the Company in attracting, retaining and motivating key personnel and reward eligible associates for assisting the Company in achieving its operational and strategic goals through their individual performance during the 2007 fiscal year.

Historically (prior to our Audit Committee-led accounting investigation), bonus awards for eligible associates under our annual general and administrative staff incentive plans were calculated using a predetermined percentage of a participant’s annual base salary relative to achievement of specified target levels for (1) the participant’s level of individual performance (25% of total bonus potential) and (2) pre-established Company performance goals (75% of total bonus potential). Once we became current in our financial reporting in October 2007, it became clear that whatever financial targets that may have been established at the beginning of the fiscal year in connection with the budgeting process would not have been achieved in whole or in part. Therefore, the Board determined that establishment of the Bonus Plan based solely on individual performance was proper under the circumstances.

In recognition of the absence of any pre-established Company performance goals, target levels under the Bonus Plan are equivalent to 25% of historical targets at each position level. Bonuses for eligible associates under this Bonus Plan will be calculated using a predetermined percentage of a participant’s annual base salary in effect as of the end of fiscal 2007 relative to specified levels of individual performance. The target bonus for the Company’s senior executive officers under the Bonus Plan is equivalent to 15% of each such officer’s annual base salary. Subject to Committee discretion, the maximum bonus potential for the Company’s senior executive officers under the Bonus Plan is 25% of each such officer’s annual base salary; maximum bonus potential for other eligible associates under the Bonus Plan ranges from 2.5% to 21.25% of annual base salary, depending on position level.

Awards under the 2007 Bonus Plan will be payable in the spring of 2008 (or as soon thereafter as is reasonably feasible). The Bonus Plan is administered by the Chief Executive Officer and the Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

November 16, 2007	By:	Randi Val Morrison

Name: Randi Val Morrison
Title: Senior Vice President, General Counsel and Secretary